Exhibit 4.2
EXECUTION VERSION
TRUST SUPPLEMENT No. 2010-1A-O
Dated as of December 21, 2010
between
WILMINGTON TRUST COMPANY
as Trustee,
and
US AIRWAYS, INC.
to
PASS THROUGH TRUST AGREEMENT
Dated as of December 21, 2010
$262,857,000
US Airways Pass Through Trust 2010-1A-O
6.25% US Airways
Pass Through Certificates,
Series 2010-1A-O

Exhibit A	-	Form of Certificate
Exhibit B	-	DTC Letter of Representations
Exhibit C	-	Form of Assignment and Assumption Agreement

          This Trust Supplement No. 2010-1A-O, dated as of December 21, 2010 (herein called the “Trust Supplement”), between US Airways, Inc., a Delaware corporation (the “Company”), and Wilmington Trust Company (the “Trustee”), to the Pass Through Trust Agreement, dated as of December 21, 2010, between the Company and the Trustee (the “Basic Agreement”).
W I T N E S S E T H:
          WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;
          WHEREAS, the Company currently owns eight (8) Aircraft;
          WHEREAS, the Company intends to re-finance each Aircraft (to the extent such Aircraft is subject to an existing security interest, after such security interest has been discharged);
          WHEREAS, with respect to each Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes to re-finance such Aircraft (to the extent such Aircraft is subject to an existing security interest, after such security interest has been discharged);
          WHEREAS, the Trustee hereby declares the creation of the US Airways Pass Through Trust 2010-1A-O (the “Applicable Trust”) for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;
          WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property except for those Certificates to which an Escrow Receipt has been affixed;
          WHEREAS, the Escrow Agent and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates, and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes as the conditions set forth in the NPA for such purchase are satisfied from time to time prior to the Delivery Period Termination Date;
          WHEREAS, the Escrow Agent on behalf of the Applicable Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;
          WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the “Agreement”) and the NPA, upon the financing of an Aircraft under the NPA, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement, shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;
          WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;
          WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;
          NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:
ARTICLE I
THE CERTIFICATES
          Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as “US Airways Pass Through Certificates, Series 2010-1A-O” (hereinafter defined as the “Applicable Certificates”). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.
          The terms and conditions applicable to the Applicable Certificates are as follows:
     (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered under Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement) is $262,857,000.
     (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means April 22 and October 22 of each year, commencing on April 22, 2011, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

     (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.
     (d) At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.
     (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), have not been used to purchase or hold Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.
     (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.
     (f) The “Participation Agreements” as defined in this Trust Supplement are the “Note Purchase Agreements” referred to in the Basic Agreement.
     (g) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.
     (h) The Applicable Certificates are entitled to the benefits of the Liquidity Facility.
     (i) The Responsible Party is the Company.
     (j) The date referred to in clause (i) of the definition of the term “PTC Event of Default” in the Basic Agreement is the Final Maturity Date.

     (k) The “particular sections of the Note Purchase Agreement”, for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 8.1 of each Participation Agreement.
     (l) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the NPA.
ARTICLE II
DEFINITIONS
          Section 2.01. Definitions. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):
     Agreement: Has the meaning specified in the recitals hereto.
     Aircraft: Means each of the aircraft in respect of which a Participation Agreement is to be or is, as the case may be, entered into in accordance with the NPA (or any replacement aircraft, including engines therefor, owned by the Company and securing one or more Equipment Notes).
     Aircraft Purchase Agreement: Has the meaning specified in the NPA.
     Applicable Certificate: Has the meaning specified in Section 1.01 of this Trust Supplement.
     Applicable Certificateholder: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.
     Applicable Closing Date: Has the meaning specified in Section 5.01(b) of this Trust Supplement.
     Applicable Participation Agreement: Has the meaning specified in Section 5.01(b) of this Trust Supplement.
     Applicable Trust: Has the meaning specified in the recitals hereto.
     Assignment and Assumption Agreement: Means the assignment and assumption agreement substantially in the form of Exhibit C hereto executed and delivered in accordance with Section 7.01 of this Trust Supplement.
     Basic Agreement: Has the meaning specified in the first paragraph of this Trust Supplement.

     Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Phoenix, Arizona, New York, New York, or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.
     Certificate: Has the meaning specified in the Intercreditor Agreement.
     Certificate Buyout Event: Means that a US Airways Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) US Airways has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, US Airways shall have abandoned any Aircraft.
     Class: Has the meaning specified in the Intercreditor Agreement.
     Closing Notice: Has the meaning specified in the NPA.
     Company: Has the meaning specified in the first paragraph of this Trust Supplement.
     Controlling Party: Has the meaning specified in the Intercreditor Agreement.
     Cut-off Date: Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.
     Delivery Period Termination Date: Means the earlier of (a) January 21, 2011, and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (as defined in the NPA) have been purchased by the Applicable Trust in accordance with the NPA.
     Deposit Agreement: Means the Deposit Agreement dated as of December 21, 2010, relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     Depositary: Means The Bank of New York Mellon, a bank chartered under the laws of the State of New York.
     Deposits: Has the meaning specified in the Deposit Agreement.

     Distribution Date: Means any Regular Distribution Date or Special Distribution Date as the context requires.
     Escrow Agent: Means, initially, Wells Fargo Bank Northwest, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.
     Escrow Agreement: Means the Escrow and Paying Agent Agreement dated as of December 21, 2010 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     Escrow Paying Agent: Means the Person acting as paying agent under the Escrow Agreement.
     Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.
     Final Maturity Date: Means October 22, 2024.
     Final Withdrawal: Has the meaning specified in the Escrow Agreement.
     Final Withdrawal Date: Has the meaning specified in the Escrow Agreement.
     Final Withdrawal Notice: Has the meaning specified in Section 5.02 of this Trust Supplement.
     Guarantee: Means the Guarantee dated as of December 21, 2010 of US Airways Group, Inc. covering the Guaranteed Obligations referred to therein including the Equipment Notes.
     Indenture: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Closing Notice delivered pursuant to the NPA or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     Intercreditor Agreement: Means the Intercreditor Agreement dated as of December 21, 2010, among the Trustee, the Other Trustees, the Liquidity Provider, the liquidity provider relating to the Class B Certificates and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.
     Investors: Means the Underwriters, together with all subsequent beneficial owners of the Applicable Certificates.

     Liquidity Facility: Means, initially, the Revolving Credit Agreement dated as of December 21, 2010 relating to the Applicable Certificates, between the Liquidity Provider and Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.
     Liquidity Provider: Means, initially, Morgan Stanley Bank, N.A., organized under the laws of the United States of America, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.
     Note Documents: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, the Indenture, the Guarantee and the Participation Agreement relating to such Equipment Note.
     Notice of Purchase Withdrawal: Has the meaning specified in the Deposit Agreement.
     NPA: Means the Note Purchase Agreement dated as of December 21, 2010 among the Trustee, the Other Trustees, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Applicable Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.
     Other Agreements: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 2010-1B-O dated as of the date hereof relating to US Airways Pass Through Trust 2010-1B-O, (ii) the Basic Agreement as supplemented by a Trust Supplement relating to any Additional Trust and (iii) the Basic Agreement as supplemented by a Trust Supplement relating to any Refinancing Trust.
     Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.
     Other Trusts: Means the US Airways Pass Through Trust 2010-1B-O, an Additional Trust, if any, and a Refinancing Trust or Trusts, if any, created by the Other Agreements.
     Participation Agreement: Means each Participation Agreement to be entered into, or entered into (as the case may be), by the Trustee pursuant to the NPA, as the same may be amended, supplemented or otherwise modified in accordance with its terms.
     Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made as of such date in respect of such Applicable Certificates or in respect of Deposits other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.
     Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.
     Prospectus Supplement: Means the final Prospectus Supplement dated December 15, 2010, relating to the offering of the Applicable Certificates and the Class B Certificates.
     Ratings Confirmation: Has the meaning specified in the Intercreditor Agreement.
     Related Pass Through Trust Agreement: Means the Basic Agreement as supplemented by the Trust Supplement No. 2010-1A-S dated as of the date hereof relating to the US Airways Pass Through Trust 2010-1A-S and entered into by the Company and the Related Trustee, which agreement becomes effective upon the execution and delivery of the Assignment and Assumption Agreement pursuant to Section 7.01 of this Trust Supplement.
     Related Trust: Means the US Airways Pass Through Trust 2010-1A-S, to be formed under the Related Pass Through Trust Agreement.
     Related Trustee: Means the trustee under the Related Pass Through Trust Agreement.
     Scheduled Closing Date: Has the meaning specified in the NPA.
     Scheduled Payment: Means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than any such payment which is not in fact received by the Trustee or the Subordination Agent within five days of the date on which such payment is scheduled to be made) or (ii) any payment of interest on the Applicable Certificates with funds drawn under the Liquidity Facility, which payment in any such case represents the installment of principal on such Equipment Note at the stated maturity of such installment, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

     Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).
     Transfer Date: Has the meaning specified in Section 7.01 of this Trust Supplement.
     Triggering Event: Has the meaning assigned to such term in the Intercreditor Agreement.
     Trust Property: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, the Guarantee with respect to such Equipment Notes, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the NPA and the Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facility, provided that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.
     Trust Supplement: Has the meaning specified in the first paragraph of this trust supplement.
     Trustee: Has the meaning specified in the first paragraph of this Trust Supplement.
     Underwriters: Means, collectively, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
     Underwriting Agreement: Means the Underwriting Agreement dated December 15, 2010 among the Underwriters, the Company, US Airways Group, Inc. and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
     US Airways Bankruptcy Event: Has the meaning specified in the Intercreditor Agreement.

ARTICLE III
DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS
          Section 3.01. Statements to Applicable Certificateholders. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:
     (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider;
     (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium, if any;
     (iii) the amount of such distribution under the Agreement allocable to interest;
     (iv) the amount of such distribution under the Escrow Agreement allocable to interest;
     (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and
     (vi) the Pool Balance and the Pool Factor.
          With respect to the Applicable Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will, at the expense of the Company, request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.
          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder’s preparation of its U.S. federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.01(a) of this Trust Supplement.
          (c) If the aggregate principal payments scheduled for a Regular Distribution Date prior to the Delivery Period Termination Date differ from the amount thereof set forth for the Applicable Certificates on page S-82 of the Prospectus Supplement, by no later than the 15th day prior to such Regular Distribution Date, the Trustee shall mail written notice of the actual amount of such scheduled payments to the Applicable Certificateholders of record as of a date within 15 Business Days prior to the date of mailing.
          (d) Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (y) and (z) below from that set forth in page S-82 of the Prospectus Supplement, and (ii) the date of any early redemption of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency’s books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.
          (e) The Trustee shall provide promptly to the Applicable Certificateholders all material non-confidential information received by the Trustee from the Company.
          (f) This Section 3.01 supersedes and replaces Section 4.03 of the Basic Agreement, with respect to the Applicable Trust.
          Section 3.02. Special Payments Account. (a) The Trustee shall establish and maintain on behalf of the Applicable Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Applicable Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.
          (b) This Section 3.02 supersedes and replaces Section 4.01(b) of the Basic Agreement in its entirety, with respect to the Applicable Trust.

          Section 3.03. Distributions from Special Payments Account. (a) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes held (subject to the Intercreditor Agreement) in the Applicable Trust or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to Section 3.02(a) of this Trust Supplement. There shall be so distributed to each Applicable Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 7.01 of this Trust Supplement concerning the final distribution) by check mailed to such Applicable Certificateholder, at the address appearing in the Register, such Applicable Certificateholder’s pro rata share (based on the Fractional Undivided Interest in the Applicable Trust held by such Applicable Certificateholder) of the total amount in the Special Payments Account on account of such Special Payment, except that, with respect to Applicable Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee).
          (b) The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Applicable Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Applicable Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such redemption or purchase. In the case of any Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 15 days after the date of such notice and as soon as practicable thereafter. Notices with respect to a Special Payment mailed by the Trustee shall set forth:
     (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 7.01 of this Trust Supplement),
     (ii) the amount of the Special Payment for each $1,000 face amount Applicable Certificate and the amount thereof constituting principal, premium, if any, and interest,
     (iii) the reason for the Special Payment, and
     (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 face amount Applicable Certificate.
If the amount of premium, if any, payable upon the redemption or purchase of an Equipment Note has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

          If any redemption of the Equipment Notes held in the Trust is canceled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Applicable Certificateholder at its address as it appears on the Register.
          (b) This Section 3.03 supersedes and replaces Section 4.02(b) and Section 4.02(c) of the Basic Agreement in their entirety, with respect to the Applicable Trust.
          Section 3.04. Limitation of Liability for Payments. Section 3.09 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “any Owner Trustee or any Owner Participant” in the third sentence thereof.
ARTICLE IV
DEFAULT
          Section 4.01. Purchase Rights of Certificateholders. (a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buyout Event:
     (i) each Class B Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase all, but not less than all, of the Applicable Certificates upon 15 days’ written notice to the Trustee and each other Class B Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Class B Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder (other than the Company or any of its Affiliates) may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such 15-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder’s desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(a)(i);
     (ii) if any Additional Certificates are issued pursuant to any Additional Trust, each Additional Certificateholder (other than the Company or any of its Affiliates), shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates upon 15 days’ written notice to the Trustee, the Class B Trustee and each other Additional Certificateholder, on the third Business Day next following the expiry of such 15-day notice period, provided that (A) if prior to the end of such 15-day period any other Additional Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder wants to participate in such purchase, then such other Additional Certificateholder (other than the Company or any of its Affiliates)

may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Additional Trust held by each such Additional Certificateholder and (B) if prior to the end of such 15-day period any other Additional Certificateholder fails to notify the purchasing Additional Certificateholder of such other Additional Certificateholder’s desire to participate in such a purchase, then such other Additional Certificateholder shall lose its right to purchase the Applicable Certificates and the Class B Certificates pursuant to this Section 4.01(a)(ii); and
     (iii) if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 4.01(a) (and to receive notice in connection therewith) as the Certificateholders of the Class that such Refinancing Certificates refinanced.
          The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under the Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is (are) purchasing, pursuant to the terms of the Agreement and the Other Agreements, (A) in the case of any purchase of the Applicable Certificates pursuant to clause (i) above, all of the Applicable Certificates or (B) in the case of any purchase of Applicable Certificates and Class B Certificates pursuant to clause (ii) above, all of the Applicable Certificates and the Class B Certificates. Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that (at any time after the occurrence of a Certificate Buyout Event) it will, upon payment from such Class B Certificateholder(s), Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, (i) forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the NPA, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) (and the purchaser shall assume all of such Applicable Certificateholder’s obligations under the Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the NPA, the Note Documents and all such Applicable Certificates and Escrow Receipts), (ii) if such purchase occurs after a record date specified in Section 2.03 of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date thereunder, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution, and (iii) if such purchase occurs after a Record Date relating to any distribution and prior to or on the related Distribution Date, forthwith turn over to the purchaser(s) of its Applicable Certificate all amounts, if any, received by it on account of such distribution. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (I) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (II) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.
          As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms “Additional Certificate”, “Additional Certificateholder”, “Additional Equipment Notes”, “Additional Trust”, “Class B Certificate”, “Class B Certificateholder”, “Class B Trust”, “Class B Trustee”, “Refinancing Certificates”, “Refinancing Certificateholder”, “Refinancing Equipment Notes” and “Refinancing Trust” shall have the respective meanings assigned to such terms in the Intercreditor Agreement.
          (b) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement, with respect to the Applicable Trust.
          Section 4.02. Amendment of Section 6.05 of the Basic Agreement. Section 6.05 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by deleting the phrase “and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto,” set forth in the first sentence thereof.
ARTICLE V
THE TRUSTEE
          Section 5.01. Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the NPA on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this

Section 5.01(a) supersede and replace the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Applicable Trust.
          (b) After the Issuance Date, the Company may deliver from time to time to the Trustee a Closing Notice relating to one or more Equipment Notes. After receipt of a Closing Notice and in any case no later than one Business Day prior to a Scheduled Closing Date as to which such Closing Notice relates (the “Applicable Closing Date”), the Trustee shall (as and when specified in the Closing Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Closing Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Company, all as shall be described in the Closing Notice. The Trustee shall (as and when specified in such Closing Notice), subject to the conditions set forth in Section 2 of the NPA, enter into and perform its obligations under the Participation Agreement specified in such Closing Notice (the “Applicable Participation Agreement”) and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Closing Date, the Trustee receives a notice of postponement pursuant to Section 1(e) or 1(f) of the NPA, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Closing Date. Upon satisfaction of the conditions specified in the NPA and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Closing Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Closing Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Closing Date in accordance with the terms of the Deposit Agreement. The provisions of this Section 5.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Applicable Trust, and all provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.
          (c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 5.01(b) of this Trust Supplement, the NPA and each Applicable Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable Certificateholders, upon the trusts set forth in the Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement, with respect to the Applicable Trust.

          Section 5.02. Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall promptly give the Escrow Agent notice that the Trustee’s obligation to purchase Equipment Notes under the NPA has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the “Final Withdrawal Notice”).
          Section 5.03. The Trustee. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.
          (b) Except as herein otherwise provided and except during the continuation of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.
          Section 5.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:
     (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party;
     (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;
     (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and
     (d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.
          Section 5.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.
ARTICLE VI
ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS
          Section 6.01. Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Applicable Trust, by (i) replacing the phrase “of the Note Documents and of this Agreement” set forth in paragraph (b) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement” and (ii) replacing the phrase “of this Agreement and any Note Document” set forth in the last paragraph of Section 5.02 with the phrase “of this Agreement, the NPA and any Note Document”.
          Section 6.02. Supplemental Agreements Without Consent of Applicable Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time, (i) enter into one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (14) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) references in clauses (4), (6)

and (7) of such Section 9.01 to “any Intercreditor Agreement, any Note Purchase Agreement, any Liquidity Facility or any Guarantee” shall also be deemed to refer to “the Intercreditor Agreement, the Liquidity Facility, the Escrow Agreement, the NPA, the Guarantee or the Deposit Agreement”; (ii) enter into one or more agreements supplemental to the Agreement, the Intercreditor Agreement or the NPA to provide for the formation of a single Additional Trust, the issuance of Additional Certificates, the purchase by the Additional Trust (if any) of applicable Additional Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(vi) of the NPA and Section 9.1 of the Intercreditor Agreement, and (iii) enter into one or more agreements supplemental to the Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, subject to the provisions of Section 4(a)(vi) of the NPA and Section 9.1(c) of the Intercreditor Agreement.
          Section 6.03. Supplemental Agreements with Consent of Applicable Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement, the Liquidity Facility, the Guarantee or the NPA or modifying in any manner the rights and obligations of the Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement, the Liquidity Facility, the Guarantee or the NPA; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.
          Section 6.04. Consent of Holders of Certificates Issued under Other Trusts. Notwithstanding any provision in Section 6.02 or Section 6.03 of this Trust Supplement to the contrary, no amendment or modification of Section 4.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.
ARTICLE VII
TERMINATION OF TRUST
          Section 7.01. Termination of the Applicable Trust. (a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

          Upon the earlier of (i) the first Business Day following January 21, 2011 and (ii) the fifth Business Day following the date on which a Triggering Event occurs (such date, the “Transfer Date”), or, if later, the date on which all of the conditions set forth in the immediately following sentence have been satisfied, the Trustee is hereby directed (subject only to the immediately following sentence) to, and the Company shall direct the institution that will serve as the Related Trustee under the Related Pass Through Trust Agreement to, execute and deliver the Assignment and Assumption Agreement, pursuant to which the Trustee shall assign, transfer and deliver all of the Trustee’s right, title and interest to the Trust Property to the Related Trustee under the Related Pass Through Trust Agreement. The Trustee and the Related Trustee shall execute and deliver the Assignment and Assumption Agreement upon the satisfaction of the following conditions:
     (i) The Trustee, the Related Trustee and each of the Rating Agencies then rating the Applicable Certificates shall have received an Officer’s Certificate and an Opinion of Counsel dated the date of the Assignment and Assumption Agreement and each satisfying the requirements of Section 1.02 of the Basic Agreement, which Opinion of Counsel shall be substantially to the effect set forth below and may be relied upon by the Beneficiaries (as defined in the Assignment and Assumption Agreement):
     (I) Upon the execution and delivery thereof by the parties thereto in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, the Assignment and Assumption Agreement will constitute the valid and binding obligation of each of the parties thereto enforceable against each such party in accordance with its terms;
     (II) Upon the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, each of the Applicable Certificates then Outstanding will be entitled to the benefits of the Related Pass Through Trust Agreement;
     (III) The Related Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended;
     (IV) The Related Pass Through Trust Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and
     (V) Neither the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of the Agreement and the Related Pass Through Trust Agreement, nor the consummation by the parties thereto of the transactions contemplated to be consummated thereunder on the date thereof, will violate any law or governmental rule or regulation of the State of New York or the United States of America known to such counsel to be applicable to the transactions contemplated by the Assignment and Assumption Agreement.

     (ii) The Trustee and the Company shall have received (x) a copy of the articles of incorporation and bylaws of the Related Trustee certified as of the Transfer Date by the Secretary or Assistant Secretary of such institution and (y) a copy of the filing (including all attachments thereto) made by the institution serving as the Related Trustee with the Office of the Superintendent, State of New York Banking Department for the qualification of the Related Trustee under Section 131(3) of the New York Banking Law.
Upon the execution of the Assignment and Assumption Agreement by the parties thereto, the Applicable Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Applicable Trust equal to their respective beneficial interests in the Applicable Trust, and the Outstanding Applicable Certificates representing Fractional Undivided Interests in the Applicable Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement, without further signature or action of any party or Applicable Certificateholder, to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to such assignment, transfer and delivery of the Trust Property to the trustee of the Related Trust upon the execution and delivery of the Assignment and Assumption Agreement.
          In connection with the occurrence of the event set forth in clause (B) above of the first paragraph of this Section 7.01, notice of such termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.
          In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days’ notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the Company.
          (b) The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety, with respect to the Applicable Trust.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
          Section 8.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. All replacements of provisions of, and other modifications of the Basic Agreement set forth in this Trust Supplement are solely with respect to the Applicable Trust.
          Section 8.02. GOVERNING LAW. THE AGREEMENT AND, UNTIL THE TRANSFER DATE, THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THIS SECTION 8.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT, WITH RESPECT TO THE APPLICABLE TRUST.
          Section 8.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
          Section 8.04. Intention of Parties. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

          IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

US AIRWAYS, INC.
By:	/s/ Thomas T. Weir
	Name:	Thomas T. Weir
	Title:	Vice President and Treasurer

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Robert P. Hines, Jr.
	Name:	Robert P. Hines, Jr.
	Title:	Assistant Vice President

Signature Page to Trust Supplement No. 2010-1A-O

EXHIBIT A
FORM OF CERTIFICATE
Certificate
No.
          [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]*
US AIRWAYS PASS THROUGH TRUST 2010-1A-O
US Airways Pass Through Certificate, Series 2010-1A-O
Issuance Date: December 21, 2010
Final Maturity Date: October 22, 2024
Evidencing A Fractional Undivided Interest In The US Airways Pass Through Trust 2010-1A-O, The Property Of Which Shall Include Certain Equipment Notes Each Secured By An Aircraft Owned By US Airways, Inc.
$[_____________] Fractional Undivided Interest
representing 0.0003804350% of the Trust per $1,000 face amount
          THIS CERTIFIES THAT __________, for value received, is the registered owner of a $___________ (_____________________ DOLLARS) Fractional Undivided Interest in the US Airways Pass Through Trust 2010-1A-O (the “Trust”) created by Wilmington Trust Company, as trustee (the “Trustee”), pursuant to a Pass Through Trust Agreement, dated as of December 21, 2010 (the “Basic Agreement”), between the Trustee and US Airways, Inc., a corporation incorporated under Delaware law (the

*	This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

“Company”), as supplemented by Trust Supplement No. 2010-1A-O thereto, dated as of December 21, 2010 (the “Trust Supplement” and, together with the Basic Agreement, the “Agreement”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “US Airways Pass Through Certificates, Series 2010-1A-O” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the “Certificateholder” and, together with all other holders of Certificates issued by the Trust, the “Certificateholders”) assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes, the Guarantee with respect to such Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the “Trust Property”). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft owned by the Company.
          The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.
          Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on April 22 and October 22 of each year (a “Regular Distribution Date”) commencing April 22, 2011 to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.
          Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.
          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, privileges, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.
          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.
          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.
          Under certain circumstances set forth in Section 7.01 of the Trust Supplement, all of the Trustee’s right, title and interest to the Trust Property may be assigned, transferred and delivered to the Related Trustee of the Related Trust pursuant to the Assignment and Assumption Agreement. Upon the effectiveness of such Assignment and Assumption Agreement (the

“Transfer”), the Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Trust equal to their respective beneficial interests in the Trust, the Certificates representing Fractional Undivided Interests in the Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. Each Certificateholder, by its acceptance of this Certificate or a beneficial interest herein, agrees to be bound by the Assignment and Assumption Agreement and subject to the terms of the Related Pass Through Trust Agreement as a Certificateholder thereunder. From and after the Transfer, unless and to the extent the context otherwise requires, references herein to the Trust, the Agreement and the Trustee shall constitute references to the Related Trust, the Related Pass Through Trust Agreement and trustee of the Related Trust, respectively.
          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof, except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.
          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.
          Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.
          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.
          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.
          Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), have not been used to purchase or hold this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.
          THE AGREEMENT AND, UNTIL THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE RELATED PASS THROUGH TRUST AGREEMENT AND, FROM AND AFTER THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

US AIRWAYS PASS THROUGH TRUST 2010-1A-O

By:	WILMINGTON TRUST COMPANY, as Trustee

By:

Name:
Title:

FORM OF THE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST COMPANY, as Trustee
By:
Name:
Title:

EXHIBIT B
[DTC Letter of Representations]

The Depository Trust Company
A subsidiary of the Depository Trust & Clearing Corporation
ISSUER LETTER OF REPRESENTATIONS
(To be completed by Issuer and Co-issuer(s), if applicable)
US Airways Pass Through Trust 2010-1A

(Name of Issuer and Co-Issuer(s), If applicable)
6.25% US Airways Pass Through Certificates, Series 2010-1A

(Security Description, including series designation if applicable)
90345K AA8

(CUSIP Number(s) of the Securities)

December 21, 2010

(Date)
Attention: Underwriting Department
The Depository Trust Company
55 Water Street, ISL
New York, NY 10041-0099
Ladies and Gentlemen:
     This letter sets forth our understanding with respect to the Securities represented by the CUSIP number(s) referenced above (the “Securities”). Issuer requests that The Depository Trust Company (“DTC”) accept the Securities as eligible for deposit at DTC.
Issuer is: (Note: Issuer must represent one and cross out the other.)
[formed under the laws of] Delaware.
The DTC Clearing Participant Morgan Stanley & Co. Incorporated will distribute the Securities through DTC.
     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC’s Rules with respect to the Securities, Issuer represents to DTC that Issuer will comply with the requirements stated in DTC’s Operational Arrangements, as they may be amended from time to time.

Note:
Schedule A contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.
Received and Accepted
THE DEPOSITORY TRUST COMPANY

By:	/s/ [ILLEGIBLE]

The Depository Trust &
Clearing Corporation
Very truly yours,
US Airways Pass Through Trust 2010-1A
By: Wilmington Trust Company, as Trustee

(Issuer)

By:	/s/ Robert P. Hines, Jr.

(Authorized Officer’s Signature)
Robert P. Hines, Jr.

(Print Name)
Wilmington Trust Company
1100 N. Market Street

(Street Address)
Wilmington, Delaware, USA 19890-1606

(City)	(State)	(Country)	(Zip Code)
(302) 636-6197

(Phone Number)
rhines@wilmingtontrust.com

(E-mail Address)
ILOR 03/25/08

Schedule A
(To Issuer Letter of Representations)
SAMPLE OFFERING DOCUMENT LANGUAGE
DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
(Prepared by DTC-brackcted material may be applicable only to certain issues)
     1. The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the securities (the “Securities”). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]
     2. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non - U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.
     3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.
     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities arc credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
ILOR 03/25/08

Schedule A
(To Issuer Letter of Representations)
     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]
     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue arc being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]
     7. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from tune to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent’s DTC account.]
     10. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.
     11. Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.
     12. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.
ILOR 03/25/08

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
US Airways Pass Through Trust 2010-1A-O
          ASSIGNMENT AND ASSUMPTION AGREEMENT (2010-1A-O), dated ________ __, ____ (the “Assignment Agreement”), between Wilmington Trust Company, a Delaware banking corporation (“WTC”), not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement dated as of December 21, 2010 (as amended or modified from time to time, the “Basic Agreement”), as supplemented by the Trust Supplement No. 2010-1A-O dated as of December 21, 2010 (the “Trust Supplement” and together with the Basic Agreement, the “Agreement”) in respect of the US Airways Pass Through Trust 2010-1A-O (the “Assignor”), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity except as expressly provided herein, but solely as trustee under the Basic Agreement as supplemented by the Trust Supplement No. 2010-1A-S dated as of December 21, 2010 (the “New Supplement”, and, together with the Basic Agreement, the “New Agreement”) in respect of the US Airways Pass Through Trust 2010-1A-S (the “Assignee”).
W I T N E S S E T H:
          WHEREAS, the parties hereto desire to effect on the date hereof (the “Transfer Date”) (a) the transfer by the Assignor to the Assignee of all of the right, title and interest of the Assignor in, under and with respect to, among other things, the Trust Property and each of the documents listed in Schedule I hereto (the “Scheduled Documents”) and (b) the assumption by the Assignee of the obligations of the Assignor (i) under the Scheduled Documents and (ii) in respect of the Applicable Certificates issued under the Agreement; and
          WHEREAS, the Scheduled Documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows (capitalized terms used herein without definition having the meaning ascribed thereto in the Agreement):
          1. Assignment. The Assignor does hereby sell, assign, convey, transfer and set over unto the Assignee as of the Transfer Date all of its present and future right, title and interest in, under and with respect to the Trust Property and the Scheduled Documents and each other contract, agreement, document or instrument relating to the Trust Property or the Scheduled Documents (such other contracts, agreements, documents or instruments, together with the Scheduled Documents, to be referred to as the “Assigned Documents”), and any proceeds therefrom, together with all documents and instruments evidencing any of such right, title and interest.

          2. Assumption. The Assignee hereby assumes for the benefit of the Assignor and each of the parties listed in Schedule II hereto (collectively, the “Beneficiaries”) all of the duties and obligations of the Assignor, whenever accrued, pursuant to the Assigned Documents and hereby confirms that it shall be deemed a party to each of the Assigned Documents to which the Assignor is a party and shall be bound by all the terms thereof (including the agreements and obligations of the Assignor set forth therein) as if therein named as the Assignor. Further, the Assignee hereby assumes for the benefit of the Assignor and the Beneficiaries all of the duties and obligations of the Assignor under the Outstanding Applicable Certificates and hereby confirms that the Applicable Certificates representing Fractional Undivided Interests under the Agreement shall be deemed for all purposes of the Agreement and the New Agreement to be certificates representing the same fractional undivided interests under the New Agreement equal to their respective beneficial interests in the trust created under the Agreement.
          3. Effectiveness. This Assignment Agreement shall be effective upon the execution and delivery hereof by the parties hereto, and each Applicable Certificateholder, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to be bound by the terms of this Assignment Agreement.
          4. Payments. The Assignor hereby covenants and agrees to pay over to the Assignee, if and when received following the Transfer Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignor that, under Section 1 hereof, belong to the Assignee.
          5. Further Assurances. The Assignor shall, at any time and from time to time, upon the request of the Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request to obtain the full benefits of this Assignment Agreement and of the rights and powers herein granted. The Assignor agrees to deliver any Applicable Certificates, and all Trust Property, if any, then in the physical possession of the Assignor, to the Assignee.
          6. Representations and Warranties. (a) The Assignee represents and warrants to the Assignor and each of the Beneficiaries that:
     (i) it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the obligations of the “Pass Through Trustee” under the Assigned Documents;
     (ii) on and as of the date hereof, the representations and warranties of the Assignee set forth in Section 7.15 of the Basic Agreement and Section 5.04 of the New Supplement are true and correct.
     (b) The Assignor represents and warrants to the Assignee that:
     (i) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full trust power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Assignment Agreement;
     (ii) the execution and delivery by it of this Assignment Agreement and the performance by it of its obligations hereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and
     (iii) this Assignment Agreement constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.
          7. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
          8. Counterparts. This Assignment Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.
          9. Third Party Beneficiaries. The Assignee hereby agrees, for the benefit of the Beneficiaries, that its representations, warranties and covenants contained herein are also intended to be for the benefit of each Beneficiary, and each Beneficiary shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.
          10. Notice. Promptly following the Transfer Date, the Assignee shall notify the Depositary of the occurrence of the assignment hereunder and the name and contact information of the Assignee.

          IN WITNESS WHEREOF, the parties hereto, through their respective officers thereunto duly authorized, have duly executed this Assignment Agreement as of the day and year first above written.

ASSIGNOR:

WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement and Trust Supplement in respect of the US Airways Pass Through Trust 2010-1A-O

By:

Name:
Title:

ASSIGNEE:

WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement and Trust Supplement in respect of the US Airways Pass Through Trust 2010-1A-S

By:

Name:
Title:

Schedule I
Schedule of Assigned Documents
          (1) Intercreditor Agreement dated as of December 21, 2010 among the Trustee, the Other Trustees, the Liquidity Provider, the liquidity provider relating to the Class B Certificates and the Subordination Agent.
          (2) Escrow and Paying Agent Agreement (Class A) dated as of December 21, 2010 among the Escrow Agent, the Underwriters, the Trustee and the Paying Agent.
          (3) Note Purchase Agreement dated as of December 21, 2010 among the Company, the Trustee, the Other Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent.
          (4) Deposit Agreement (Class A) dated as of December 21, 2010 between the Escrow Agent and the Depositary.
          (5) Each of the Operative Agreements (as defined in the Participation Agreement for each Aircraft) in effect as of the Transfer Date.

Schedule II
Schedule of Beneficiaries
Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent
Wilmington Trust Company, not in its individual capacity but solely as Paying Agent
Morgan Stanley Bank, N.A., as Liquidity Provider
The Bank of New York Mellon, as Depositary
US Airways, Inc.
Morgan Stanley & Co. Incorporated, as Underwriter
Citigroup Global Markets Inc., as Underwriter
Credit Suisse Securities (USA) LLC, as Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Underwriter
Wells Fargo Bank Northwest, National Association, as Escrow Agent
Each of the other parties to the Assigned Documents